EXHIBIT 99

CAUTIONARY STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

From time to time Darden Restaurants, Inc. (the "Company") and its representatives may make written or oral forward-looking statements about the Company's future performance, plans and objectives, long-term goals, forecasts of market trends and other matters. These statements may be contained in the Company's filings with the Securities and Exchange Commission, in the Company's press releases, in other written communications, and in oral statements made by or with the approval of an authorized officer of the Company. Words or phrases such as "believe," "plan," "will likely result", "expect", "intend," "will continue", "is anticipated", "estimate", "project" and similar expressions are intended to identify forward-looking statements. These statements, and any other statements that are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended from time to time (the "Act"). In the Company's Form 10-K for the year ended May 27, 2001, these forward-looking statements include, but are not limited to, projections regarding: casual dining sales growth; the ability of the casual dining segment to weather economic downturns; demographic trends; the Company's expansion plans and business development activities; and the Company's long-term goals of increasing market share, expanding margins on incremental sales, and growing earnings.

In connection with the "safe harbor" provisions of the Act, the Company is filing the following cautionary statements to identify important factors, risks and uncertainties that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by, or on behalf of, the Company. These cautionary statements are to be used as a reference in connection with any forward-looking statements. The factors, risks and uncertainties identified in these cautionary statements are in addition to those contained in any other cautionary statements, written or oral, which may be made or otherwise addressed in connection with a forward-looking statement. Because of these factors, risks and uncertainties, the Company cautions against placing undue reliance on forward-looking statements. Although the Company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could be incorrect, and there can be no assurance that the forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to modify or revise any forward-looking statement to take into account or otherwise reflect subsequent events, or circumstances arising after the date that the forward-looking statement was made.

The following factors, risks and uncertainties, have affected, and may continue to affect, the operating results of the Company and the environment within which the Company conducts its business. If the Company's projections and estimates regarding these key factors differ materially from what actually occurs, the Company's actual results could vary significantly from the performance projected in its forward-looking statements.

Competition. The Casual Dining sector of the restaurant industry is intensely competitive in pricing, service, location, personnel, and type and quality of food. The Company competes with national, regional and local organizations primarily through the quality, variety and value perception of its menu items. The number and location of restaurants, quality and efficiency of service, attractiveness of facilities and effectiveness of advertising and marketing programs are also important factors. The Company anticipates that intense competition will continue in all of these areas.

Economic, Market and Other Conditions. The Casual Dining sector of the restaurant industry is affected by changes in national, regional and local economic conditions; the seasonality of the Company's business; consumer preferences, including changes in consumer tastes and the level of consumer acceptance of the Company's restaurant concepts; consumer spending patterns; demographic trends; consumer perceptions of food safety; employee availability; weather; traffic patterns; and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company to undertake new restaurant development, as well as improvements and additions to existing restaurants, is affected by economic conditions, including interest rates, and government policies impacting land and construction costs and the cost and availability of borrowed funds.

Changes in Food and Other Costs. The profitability of the Company is significantly dependent on its ability to anticipate and react to changes in food, labor, advertising and media, employee benefits and similar costs over which the Company has little control. The price and availability of commodities, including but not limited to items such as shrimp, lobster and dairy products, are subject to fluctuation and could increase or decrease more than the Company expects. The Company is subject to the general risk of inflation, and possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of these and other items it purchases. While in the past, management has generally been able to anticipate and react to changing costs without a material adverse effect on profitability, there can be no assurance that it will be able to do so in the future.

Importance of Locations. The success of the Company's restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. Possible declines in neighborhoods where restaurants are located, or economic conditions surrounding those neighborhoods, could result in reduced sales in those locations.

Government Regulation. The Company is subject to various federal, state and local laws affecting its business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, liquor licenses, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans With Disabilities Act of 1990. The Company cannot predict the effect on its operations of these laws and regulations or the future enactment of additional legislation regulating these and other areas.

Growth Plans. There can be no assurance that the Company will be able to achieve its growth objectives or that new restaurants opened or acquired will be profitable. The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations; sales levels at existing restaurants; the negotiation of acceptable lease or purchase terms for new locations; obtaining all required governmental permits, including zoning approvals and liquor licenses, on a timely basis; other regulatory compliance; the availability of necessary contracts and subcontractors and the ability to meet construction schedules; the ability of the Company to manage union activities such as picketing, which could delay construction; the availability of capital at affordable cost to finance growth; changes in the weather or other acts of God that could result in construction delays and adversely affect the results of one or more restaurants for an indeterminate amount of time; the ability of the Company to hire and train qualified management personnel; and general economic and business conditions.